2000 RESTRICTED STOCK EQUIVALENT AWARD AGREEMENT

     Energizer Holdings, Inc. ("Company"), pursuant to its 2000 Incentive Stock Plan (the "Plan"), grants to H. Fisk Johnson ("Recipient") a Restricted Stock Equivalent Award of up to 10,000 Company restricted common stock equivalents. This Award Agreement is subject to the provisions of the Plan and to the following terms and conditions:

1.     Restricted  Stock  Equivalents  Award
       -------------------------------------

If, at any time or from time to time, within two years of the effective date of this Award Agreement, Recipient provides evidence to the Secretary of the Company, reasonably satisfactory to the Company, of his acquisition of shares of the Company's $.01 par value Common Stock ("Common Stock"), the Company will credit the Recipient with a restricted common stock equivalent (an "Equivalent") for each share of Common Stock so acquired, up to a maximum of 10,000 Equivalents, in the aggregate. (The shares of Common Stock which are acquired by the Recipient and matched by Equivalents are referred to as "Matched Common Stock" herein.) Deferrals into the Company's Deferred Compensation Plan will not be matched with Equivalents.

2.     Holding  Period  for  Matched  Common  Stock
       --------------------------------------------

The Recipient agrees that he shall not sell or transfer any portion of the Matched Common Stock for a period of three (3) years following the date of acquisition of such portion, provided, however, that if Recipient pledges any of the Matched Common Stock as collateral for any loan during that period, it shall not be deemed a sale or transfer of the shares for purposes of this Award Agreement.

3.     Vesting;  Payment
       -----------------

Each Equivalent will vest on the date that is three (3) years from the date of its crediting and convert, at that time, or otherwise as provided herein, into one share of Common Stock which will be issued to the Recipient. If Recipient, no later than thirty (30) days from the effective date of this Award Agreement, elects in writing to defer the conversion of Equivalents into shares of Common Stock, the Equivalents will not convert into Common Stock, and shares of Common Stock will not be issued to the Recipient, until the Recipient's termination of service on the Board of Directors of the Company.

4.     Additional  Cash  Payment
       -------------------------

At the time of payment of shares of Common Stock to Recipient, as described in paragraph 3 above, Recipient will also receive an additional cash payment equal to the amount of dividends, if any, which would have been paid on the shares of Common Stock issued to him if he had actually acquired those shares on the date or dates of crediting of his Equivalents. No interest shall be included in the calculation of such additional cash payment.


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5.     Acceleration
       ------------

Notwithstanding the provisions of paragraph 3 above, all Equivalents credited to the Recipient will immediately vest, convert into shares of Common Stock and be paid to the Recipient, his designated beneficiary, or his legal representative, in accordance with the terms of the Plan, in the event of:

(a)     his  death;
     (b)     a  declaration  of  his  total  and  permanent  disability;  or
(c) a Change of Control of the Company, which for purposes of this Award Agreement shall be deemed to occur when (i) a person, as defined under the U.S. securities laws, acquires beneficial ownership of more than fifty percent (50%) of the outstanding voting securities of the Company; or (ii) the directors of the Company immediately before a business combination between the Company and another entity, or a proxy contest for the election of directors, shall, as a result thereof, cease to constitute a majority of the Board of Directors of the Company (or a successor corporation of the Company).

6.     Forfeiture
       ----------

All  rights  in  and  to  any and all Equivalents granted pursuant to this Award
Agreement, and to any shares of Common Stock into which they would convert, which have not vested as described in paragraph 3 of this Award Agreement shall be forfeited upon the Recipient's termination of service on the Board of Directors of the Company. In addition, any Equivalents granted pursuant to this Award Agreement which have not vested shall be forfeited if the shares of Matched Common Stock to which they relate are sold or transferred by the Recipient prior to three (3) years from the date of crediting of such Equivalents.

7.     Shareholder  Rights;  Adjustment  of  Equivalents
       -------------------------------------------------

Recipient shall not be entitled, prior to the conversion of Equivalents into shares of Common Stock, to any rights as a shareholder with respect to such shares of Common Stock, including the right to vote, sell, pledge, transfer or otherwise dispose of the shares. Recipient shall, however, have the right to designate a beneficiary to receive such shares of Common Stock under this Award Agreement, subject to the provisions of Section V of the Plan. The number of Equivalents credited to Recipient may be adjusted, in the sole discretion of the Nominating and Executive Compensation Committee of the Company's Board of
Directors,  in  accordance  with  the  provisions  of Section VI(F) of the Plan.

8.     Other
       -----

The Company reserves the right, as determined by the Board of Directors of the Company, to convert this Award Agreement to a substantially equivalent award and to make any other modification it may consider necessary or advisable to comply with any applicable law or governmental regulation, or to preserve the tax deductibility of any payments hereunder.

9.     Effective  Date
       ---------------

This Award Agreement shall be deemed to be effective as of the 18th day of September, 2000.



ACKNOWLEDGED  AND  ACCEPTED:             ENERGIZER  HOLDINGS,  INC.



_________________________________        By:_______________________________
Recipient                                J.  Patrick  Mulcahy